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Exhibit 21-a

ADC TELECOMMUNICATIONS, INC.

SUBSIDIARIES
(10/31/02)

Name	State/Country of Organization
2409772 Ontario Inc.	Ontario
ADC (India) Communications & Infotech Private Limited	India
ADC Broadband (Hong Kong) Limited	Hong Kong
ADC Broadband Access Systems, Inc.	Delaware
ADC Broadband Italy SRL	Italy
ADC Broadband Wireless Group, Inc.	Pennsylvania
ADC Danmark ApS (also known as ADC Denmark ApS)	Denmark
ADC de Delicias, S. de R.L. de C.V.	Mexico
ADC de Juarez, S. de R.L. de C.V.	Mexico
ADC de Mexico S.A. de C.V.	Mexico
ADC DSL Systems, Inc.	Delaware
ADC Europe N.V.	Belgium
ADC Funding Company, LLC	Delaware
ADC Global Holdings, Inc.	Minnesota
ADC International Finance Services	United Kingdom
ADC International Holding Company	Minnesota
ADC International OUS, Inc.	Minnesota
ADC International, Inc.	Barbados
ADC Irish Holding I, LLC	Minnesota
ADC Irish Holding II, LLC	Minnesota
ADC Irish Holding III, LLC	Minnesota
ADC Irish Holding IV, LLC	Minnesota
ADC Irish Holding V, LLC	Minnesota
ADC Irish Holding VI, LLC	Minnesota
ADC Liquidating Co. (UK) Ltd.	United Kingdom
ADC Mersum US, Inc.	Minnesota
ADC OUS Holdings, LLC	Delaware
ADC Puerto Rico, Inc.	Puerto Rico
ADC Receivables Corp. I	Minnesota

ADC Services Fulfillment, Inc.	New Jersey
ADC Software Holding Ltd.	Canada
ADC Software Systems (Ireland) Limited	Ireland
ADC Software Systems Australia Pty. Ltd.	Queensland, Australia
ADC Software Systems C.I. Ltd.	Channel Islands
ADC Software Systems Canada, Ltd.	Canada
ADC Software Systems UK	United Kingdom
ADC Software Systems USA, Inc.	Delaware
ADC Solitra, Inc.	Minnesota
ADC Systems Integration France, S.A.S.	France
ADC Systems Integration UK Limited	United Kingdom
ADC Telecom Canada Inc.	Canada
ADC Telecommunicaciones Venezuela, S.A.	Venezuela
ADC Telecommunication (Investments) Israel Ltd.	Israel
ADC Telecommunications (China) Limited	Hong Kong
ADC Telecommunications (Holdings) Pty. Limited	Australia
ADC Telecommunications (Nanjing) Co., Ltd.	China
ADC Telecommunications (Scotland) Limited	Scotland
ADC Telecommunications (Shanghai) Distribution Co., Ltd.	China
ADC Telecommunications (Switzerland) AG	Switzerland
ADC Telecommunications Australia Pty. Limited	Australia
ADC Telecommunications Equipment Industry and Trade Co., Limited	Turkey
ADC Telecommunications GmbH	Germany
ADC Telecommunications Holding, Inc.	Minnesota
ADC Telecommunications Israel Ltd.	Israel

ADC Telecommunications Netherlands B.V.	Netherlands
ADC Telecommunications Sales Holding, Inc.	Minnesota
ADC Telecommunications Sales Sweden AB	Sweden
ADC Telecommunications Sales, Inc.	Minnesota
ADC Telecommunications Singapore Pte. Limited	Singapore
ADC Telecommunications UK Ltd.	United Kingdom
ADC Telecomunicacoes do Brasil Ltda	Brazil
ADC Teledata Communications (Philippines), Inc.	Philippines
ADC Wireless Finland OY	Finland
Altitun AB	Sweden
Altitun Finans AB	Sweden
Altitun Ltd.	United Kingdom
BAS International Limited	Delaware
Broadband Equipment Sales Company Sweden AB	Sweden
Codonoll Technology Corporation	Delaware
CommTech Europe Limited	United Kingdom
Computer Telecom Installations France SAS	France
DSL Research, LLC	Delaware
G-Connect, Ltd.	Israel
Meta Telecomunicacoes S/A	Brazil
Metrica Ltd.	United Kingdom
Nihon ADC K.K.	Japan
OSS Software Corporation	New Jersey
PairGain Canada Holdings, Inc.	Canada
PairGain Canada, Inc.	Canada
PairGain International Sales Corporation	U.S. Virgin Islands
PairGain LLC	Minnesota
PairGain Technologies UK Ltd.	United Kingdom
Pathway, Inc.	Ohio

PCS Solutions Canada, Inc.	British Columbia
PCS Solutions, LLC	Delaware
Princeton Optics, Inc.	New Jersey
T.D.C. Holdings B.V.	Netherlands
TDC Teledata Communication GmbH	Germany
Teledata Communication Australia Pty. Ltd.	Australia
Teledata Communications Hellas LLC	Greece
Teleprocessing Products, Inc.	California
Telesphere Solutions, Inc.	Minnesota
TTT S.A.—Telsul Teledata Communicacoes do Brasil	Brazil

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  Exhibit 21-a